Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin L. Palleiko, Chief Executive Officer of KalVista Pharmaceuticals, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

•
this Transition Report on Form 10-KT of the Company for the eight month period ended December 31, 2025 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

Date: March 25, 2026	By:	/s/ Benjamin L Palleiko
Benjamin L. Palleiko
Chief Executive Officer
(Principal Executive Officer)